Exhibit 3.157

CERTIFICATE OF FORMATION

OF

NRG Texas Power LLC

June 28, 2007

This Certificate of Formation, dated June 28, 2007, has been duly executed and is filed pursuant to Section 18-201 of the Delaware Limited Liability Company Act (the “Act”) to form a limited liability company (the “Company”) under the Act.

1.              Name.  The name of the Company is “NRG Texas Power LLC”.

2.              Registered Office; Registered Agent.  The address of the registered office required to be maintained by Section 18-104 of the Act is:

The Corporation Trust Company

1209 Orange Street

Wilmington, Delaware 19801

The name and address of the registered agent for service of process required to be maintained by Section 18-104 of the Act are:

The Corporation Trust Company

1209 Orange Street

Wilmington, Delaware 19801

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Formation as of the date first written above.

By:	/s/ Edmund D. Daniels
Name:	Edmund D. Daniels
Title:	Authorized Person

[Signature Page to Certificate of Formation of NRG Texas Power LLC]

State of Delaware Secretary of State Division of Corporations Delivered 04:40 PM 06/28/2007 FILED 04:37 PM 06/28/2007 SRV 070764488 - 4377510 FILE

CERTIFICATE OF MERGER

OF

NRG TEXAS LP

WITH AND INTO

NRG TEXAS POWER LLC

June 28, 2007

Pursuant to § 18-209 of the Limited Liability Company Act

Pursuant to Section 18-209 of the Delaware Limited Liability Company Act (the “Act”), NRG Texas Power LLC, a Delaware limited liability company, hereby certifies as follows:

FIRST: The name and state of domicile of each of the constituent corporations and limited partnerships which are to merge is as follows:

Name	State of Formation

NRG Texas LP	Texas
NRG Texas Power LLC	Delaware

SECOND: An agreement and plan of merger, dated June 28, 2007 (the “Agreement”), has been approved, adopted, certified, executed and acknowledged by the surviving limited liability company and the merging limited partnership in accordance with § 18-209 of the Act.

THIRD: The name of the surviving limited liability company is NRG Texas Power LLC (the “Surviving Company”).

FOURTH: The Merger shall become effective at 11:58 p.m., Eastern Time, on June 30, 2007 (the “Merger Effective Time”).

FIFTH: The certificate of formation of NRG Texas Power LLC immediately prior to the Merger Effective Time shall be the certificate of formation of the Surviving Company.

SIXTH, the Agreement is on file at the principal place of business of the Surviving Company located at 1301 McKinney Street, Suite 2300, Houston, Texas 77012 and will be

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furnished by the Surviving Company, on request and without cost, to any member of the constituent company or any partner of the constituent limited partnership.

[Signature page follows.]

IN WITNESS WHEREOF, NRG Texas Power LLC has caused this Certificate of Merger to be executed by an authorized person on its behalf, on the date first written above.

NRG TEXAS POWER LLC

By:	/s/ Edmund D. Daniels
Name:	Edmund D. Daniels
Title:	Manager
Vice-President and Secretary

[Signature Page to Certificate of Merger]